UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 4, 2025

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

100 S. Mill Ave, Suite 1600	Tempe	Arizona	85281
(Address of principal executive offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendments to Certificate of Incorporation
At the 2025 annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc. (the “Company”) held on June 4, 2025, the Company’s stockholders approved certain amendments (the “Charter Amendments”) to the Company’s Restated Certificate of Incorporation to (i) limit liability of officers as permitted by law, and (ii) implement miscellaneous changes that will eliminate references to (x) the classified board structure as the Board of Directors (the “Board”) was fully declassified beginning with the Annual Meeting, and (y) Class B common stock as there are no outstanding shares of Class B common stock.
As a result, the Company filed a Certificate of Amendment setting forth the Charter Amendments with the Secretary of State of the State of Delaware on June 5, 2025. The Certificate of Amendment became effective upon filing. Following the filing of the Certificate of Amendment, the Company filed a new Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware on June 5, 2025. The Restated Certificate became effective upon filing.
The description of the Charter Amendments above does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference hereto.
Amendments to Bylaws
On June 4, 2025, the Board approved the Company’s Third Amended and Restated Bylaws (the “Bylaws”), which included amendments that clarify the procedural requirements for stockholder nominations and proposals and provide for other administrative changes.
The description of the Bylaws above does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws set forth in Exhibit 3.2 to this Form 8-K and incorporated in this Item 5.03 by reference hereto.
Item 5.07    Submission of Matters to a Vote of Security Holders
As noted above, the Company held its Annual Meeting on June 4, 2025. For more information about the five proposals that were voted on at the Annual Meeting, see the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2025. The voting results for each of the proposals are as follows:
1.Election of nine directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation, death or removal
Each director nominee was duly elected to serve until the 2026 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation, death or removal. The results of such vote were as follows:

Nominee	For	Against	Abstain	Broker Non-votes
Aman Bhutani	119,325,467	42,277	56,101	6,341,349
Herald Chen	116,401,807	2,965,008	57,030	6,341,349
Caroline Donahue	116,334,692	2,838,447	250,706	6,341,349
Mark Garrett	117,587,662	1,779,610	56,573	6,341,349
Brian Sharples	119,251,047	115,595	57,203	6,341,349
Graham Smith	119,231,268	135,113	57,464	6,341,349
Leah Sweet	117,036,180	2,331,578	56,087	6,341,349
Srini Tallapragada	118,145,165	1,025,871	252,809	6,341,349
Sigal Zarmi	119,312,660	54,945	56,240	6,341,349

2.Advisory, non-binding vote to approve named executive officer compensation
The stockholders approved the advisory, non-binding proposal to approve the compensation of the Company’s named executive officers. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
110,371,768	7,138,999	1,913,078	6,341,349
3.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The results of such vote were as follows:

For	Against	Abstain
118,421,656	7,249,075	94,463
4.Approval of an amendment to the Company’s Restated Certificate of Incorporation (“Charter”) to limit liability of officers as permitted by law
The stockholders approved this amendment to the Charter. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
103,362,709	14,529,476	1,531,660	6,341,349
5.Approval of amendments to the Company’s Charter to implement miscellaneous changes.
The stockholders approved these amendments to the Charter. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
117,869,321	31,993	1,522,531	6,341,349

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Exhibit Description
3.1	Restated Certificate of Incorporation of GoDaddy Inc. dated June 4, 2025
3.2	Third Amended and Restated Bylaws of GoDaddy Inc. dated June 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	June 10, 2025	/s/ Jared Sine
Jared Sine
Chief Strategy and Legal Officer